UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2002

(Commission File Number) 0-25960

THE BANK OF KENTUCKY FINANCIAL CORPORATION
(Exact name of Registrant as specified in its charter)

Kentucky	61-1256535
(State of incorporation)	(I.R.S. Employer Identification Number)

1065 Burlington Pike
Florence, Kentucky 41042
(Address of Registrant’s principal executive office)

(859) 371-2340
(Registrant’s telephone number)

Item 2.    Acquisition and Disposition of Assets.

(a)
On November 22, 2002, The Bank of Kentucky, Inc. (the “Bank”), a Kentucky state bank and wholly-owned subsidiary of The Bank of Kentucky Financial Corporation (the “Holding Company”) completed its previously announced acquisition of certain assets and assumption of certain liabilities of Peoples Bank of Northern Kentucky, Inc. (“Peoples”), a Kentucky state bank.

The bank acquired loans with a book value of $140.2 million and fixed assets, principally banking facilities, with a book value of $9.5 million. The Bank also assumed deposit liabilities with a book value of $161.1 million and Federal Home Loan Bank borrowings with a face amount of $15.0 million. Certain other assets and liabilities, and rights and obligations under normal operational contracts, were acquired and assumed.

The total purchase price paid by the Bank was $14.9 million. The Bank has not yet completed its assessment of the fair value of assets acquired, including identifiable intangible assets, and liabilities assumed, and accordingly, has not yet determined the excess of purchase price over net assets acquired (goodwill).

The Bank has hired all personnel previously employed by Peoples except the Chief Executive Officer.

As a condition of approval, the Federal Deposit Insurance Corporation required the Bank to ensure that the regulatory capital of both the Holding Company and the Bank remain at the “well capitalized” level. In order to meet this condition, on November 14, 2002, the Holding Company sold $17.0 million of trust preferred securities, issued through its wholly-owned Delaware statutory trust, The Bank of Kentucky Capital Trust I, to a pooling vehicle, Trapeza CDL I, LLC and to CS First Boston. The variable rate of interest on the trust preferred securities is LIBOR plus 3.35%.

This summary of the transactions is qualified in its entirety by reference to the Purchase and Assumption Agreement, the Amended and Restated Trust Agreement, the Junior Subordinated Indenture and the Trust Preferred Purchase Agreement, copies of which are attached hereto as exhibits.

(b)    In connection with the purchase of certain assets and liabilities, the Bank purchased and assumed physical assets of Peoples Bank of Northern Kentucky, Inc. Such assets were previously used for commercial banking purposes and shall continue to be used by the Bank for such purposes.

Item 7.    Financial Statements and Exhibits.

(a)    Financial Statements of Business Acquired.

As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Holding Company to provide the financial statements required by this Item 7(a). In accordance with Item 7(a)(4) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after December 9, 2002.

(b)    Pro forma financial information.

As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Holding Company to provide the pro forma financial information required by this Item 7(b). In accordance with Item 7(b)(2) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after December 9, 2002.

(c)    Exhibits.

4.1    Junior Subordinated Indenture between The Bank of Kentucky Financial Corporation and The Bank of New York, as trustee, dated as of November 14, 2002.

4.2    Amended and Restated Trust Agreement among The Bank of Kentucky Financial Corporation, as depositor, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee and the Administrative Trustees named therein, dated as of November 14, 2002.

99.1    Purchase and Assumption Agreement, by and between The Bank of Kentucky, Inc., as buyer, and Peoples Bank of Northern Kentucky, Inc., as seller, and Peoples Bancorporation of Northern Kentucky, Inc., dated as of September 24, 2002.*

99.2    Purchase Agreement among The Bank of Kentucky Financial Corporation, The Bank of Kentucky Capital Trust I and Trapeza CDO I, LLC, dated as of November 14, 2002.

*	Incorporated by reference to Exhibit 2 to the Holding Company’s Form 10-Q for the period ended September 30, 2001, filed with the Commission on November 14, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 6, 2002

THE BANK OF KENTUCKY FINANCIAL CORPORATION

By:	/s/ Robert W. Zapp
Name: Robert W. Zapp Title: President and Chief Executive Officer